Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com

June 8, 2026

FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, including the prospectus constituting a part thereof (the “Prospectus”), relating to the potential issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of any of the following: (i) shares of the Company’s common stock, $0.0001 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Units (as hereinafter defined) or other securities of the Company (the “Warrants”); and (v) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, or Warrants or any combination of the foregoing (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are referred to herein collectively as the “Securities”. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

In connection with our representation, we have examined: (i) the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation of the Company, as amended as of the date hereof, (iii) the Third Amended and Restated By-laws of the Company, (iv) the Indenture incorporated by reference as Exhibit 4.20 to the Registration Statement (the “Indenture”), and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the Registration Statement (the “Board Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

June 8, 2026

In our examination of the above-referenced documents, we have assumed all electronic and manual signatures on all documents reviewed by us (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems) are genuine signatures of the purported signatories, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, certificates and instruments submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.	Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

June 8, 2026

2.	All requisite actions necessary to make the shares of Preferred Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.	A Certificate of Amendment to the Company’s Certificate of Incorporation or a Certificate of Designation with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock has been filed with the Delaware Secretary of State in the form and manner required by law; and

c.	Such shares of Preferred Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.	All requisite actions necessary to make the Debt Securities subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.	The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the underlying Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

June 8, 2026

c.	Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying Indenture; and

d.	Such Debt Securities have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.	All requisite actions necessary to make the Warrants subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.	The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.	All applicable warrant agreements have been duly executed and delivered;

d.	Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.	Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

June 8, 2026

5.	All requisite actions necessary to make the Units subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Units, including any agreements, evidencing and used in connection with the issuance and sale of such Units, and to authorize the issuance and sale of such Units;

b.	The terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.	All documents evidencing such Units have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d.	Such Units have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We render no opinion as to the effect of the laws of any state or jurisdiction other than the laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

June 8, 2026

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP